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                                 AMENDMENT NO. 1
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS


         This Amendment dated as of April 29, 2005, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Agreement"), dated October 29, 2003, between A I M Advisors, Inc. and INVESCO Institutional (N.A.), Inc.

                                  WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to add a new portfolio, AIM Global Real Estate Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A
                                       TO
         MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

         AIM INVESTMENT SECURITIES FUNDS

                  AIM Real Estate Fund

                  AIM Global Real Estate Fund"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.



         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


A I M ADVISORS, INC.                          INVESCO INSTITUTIONAL (N.A.), INC.



By: /s/ Dawn M. Hawley                        By: /s/ Joe V. Rodriguez
    ------------------------------                ------------------------------
    Dawn M. Hawley                                Name:
    Senior Vice President                         Title: